UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009

DIGITAL ANGEL CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 VILLAUME AVENUE SOUTH SAINT PAUL, MINNESOTA	55075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-455-1621

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On May 11, 2009 Digital Angel Corporation (the “Company”) received notification from The Nasdaq Stock Market (“Nasdaq”) confirming that it has regained compliance with the minimum bid price requirement for continued listing on Nasdaq under Listing Rule 5550(a)(2). In the letter, Nasdaq stated that this matter is now closed.

On December 6, 2007, Nasdaq notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of Nasdaq. In October 2008, Nasdaq suspended enforcement of the minimum bid price and market value of publicly held shares requirements through January 16, 2009. On December 19, 2008, Nasdaq extended its suspension of the requirements until April 20, 2009 and on March 24, 2009 Nasdaq again extended the suspension until July 20, 2009.

As a result of the compliance notification, the Company will continue to trade on the Nasdaq Capital Market and is not at this time subject to delisting. On May 11, 2009, the closing price of the Company’s common stock was $1.55 per share.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of the Company dated May 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: May 12, 2009

By: /s/ Lorraine M. Breece
Name: Lorraine M. Breece
Title: Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company dated May 12, 2009